EXHIBIT 23.1

AUDITORS’ R EPORT

To the Shareholders and Board of Directors

We have audited the consolidated balance sheets of Universal Food & Beverage Company (formerly Cardinal Minerals Inc.) (a development stage enterprise) as at December 31, 2004 and 2003, and the related consolidated statements of operations and deficit and cash flows for the years ended December 31, 2004 and 2003 and the period from inception on November 24, 1994 to December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respect, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 and the period from inception on November 24, 1994 to December 31, 2004 in accordance with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1(a) to the consolidated financial statements, the Company has incurred recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in this regard are also described in note 1(a). The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

(signed) “KPMG LLP”

Chartered Accountants

Vancouver, Canada

March 24, 2005